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                                                                    EXHIBIT 2.4


                          SOURCE CODE ESCROW AGREEMENT

                     Account Number ______________________


         This Agreement is effective January 25, 1999 among Data Securities International, Inc. ("DSI"), Apexx Technology, Inc. ("Depositor") and eSoft, Inc. ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the Parties."

         A. Depositor and Preferred Beneficiary have entered into an Agreement and Plan of Merger dated as of December 22, 1998 (the "Merger Agreement") pursuant to which Depositor will become a wholly owned subsidiary of Preferred Beneficiary.

         B. Depositor and Preferred Beneficiary desire to avoid any tampering with or corruption of Depositor's proprietary technology pending the merger of Depositor with and into Preferred Beneficiary's wholly owned subsidiary (the "Merger").

         C. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor until such time of the Merger is effected or the Merger Agreement is terminated.


                                   ARTICLE 1
                                    DEPOSITS

         1.1 OBLIGATION TO MAKE DEPOSIT. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials identified on Exhibit A hereto (the "Deposit Materials"). Exhibit A shall be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

         1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section
2.2 below.

         1.3 DEPOSIT INSPECTION. When DSI receives the Deposit Materials and Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

         1.4 ACCEPTANCE OF DEPOSIT. Upon completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantities on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) provide a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

         1.5 DEPOSITOR'S REPRESENTATIONS. Depositor represents as follows:

         a.  Depositor lawfully possesses all of the Deposit Materials;

         b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;


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         c. Except as identified on Exhibit A, the Deposit Materials are not subject to any lien or other encumbrance;

         d. The Deposit Materials consist of the proprietary information and other materials identified in Exhibit A; and

         e. The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

         1.6 VERIFICATION. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any Deposit Materials to be completed. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

         1.7 DEPOSIT UPDATES. Depositor shall update the Deposit Materials within 60 days of each release of a new version of a product. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

         1.8 REMOVAL OF DEPOSIT MATERIALS. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                                   ARTICLE 2
                       CONFIDENTIALITY AND RECORD KEEPING

         2.1 CONFIDENTIALITY. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 6.5 below for notices of requested orders.)

         2.2 STATUS REPORTS. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

         2.3 AUDIT RIGHTS. During the term of this Agreement, Depositor and Preferred Beneficiary each shall have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                                   ARTICLE 3
                             GRANT OF RIGHTS TO DSI

         3.1 TITLE TO MEDIA. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.




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         3.2 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

         3.3 RIGHT TO TRANSFER UPON RELEASE. Depositor hereby grants to DSI the right to transfer the Deposit Materials to Preferred Beneficiary or Depositor as follows: (a) upon termination of this Agreement in accordance with Section 4.1(a), the Deposit Materials shall be transferred to the Preferred Beneficiary, and (b) upon termination of this Agreement in accordance with
Section 4.1(b) or 4.1(c), the Deposit Materials shall be transferred to the Depositor. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

                                   ARTICLE 4
                              TERM AND TERMINATION

         4.1 TERM OF AGREEMENT. This Agreement is to remain in effect until the earlier of (a) the Effective Time (as defined in the Merger Agreement); (b) the date that the Merger Agreement is terminated pursuant to Article X thereof; or
(c) the Agreement is terminated by DSI for nonpayment in accordance with
Section 5.2. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

         4.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

         4.3 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials to Depositor or Preferred Beneficiary in accordance with
Section 3.3 of this Agreement. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

         4.4 SURVIVAL OF TERMS FOLLOWING TERMINATION. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

         a. Depositor's Representations (Section 1.5);

         b. The obligations of confidentiality with respect to the Deposit Materials;

         c. The obligation to pay DSI any fees and expenses due;

         d. The provisions of Article 7; and

         e. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

                                   ARTICLE 5
                                   DSI'S FEES

         5.1 FEE SCHEDULE. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.




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         5.2 PAYMENT TERMS. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

                                   ARTICLE 6
                             LIABILITY AND DISPUTES

         6.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

         6.2 INDEMNIFICATION. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

         6.3 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Denver, Colorado, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

         6.4 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

         6.5 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

         a. Give DSI at least two business days' prior notice of the hearing;

         b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

         c. Ensure that DSI not be required to deliver the original Deposit Materials (as opposed to a copy) if DSI may need to retain the original in its possession to fulfill any of its other duties.

                                   ARTICLE 7
                               GENERAL PROVISIONS

         7.1 ENTIRE AGREEMENT. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.



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         7.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

         7.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

         7.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

         7.5 REGULATIONS. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.


                             SIGNATURE PAGE FOLLOWS


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DEPOSITOR                                   PREFERRED BENEFICIARY

Apexx Technology, Inc.                      eSoft, Inc.



By: /s/ Tom Loutzenheiser                   By: /s/ Jeffrey Finn
   ----------------------------             --------------------------------
Name:  Tom Loutzenheiser                    Name:  Jeffrey Finn
Title: President                            Title: President
Date:  January 25, 1999                     Date:  January 25, 1999



Data Securities International, Inc.



By:
   ----------------------------
Name:
Title:
Date:

                                   EXHIBIT A

                           MATERIALS TO BE DEPOSITED

                   Account Number ___________________________

Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:
















DEPOSITOR                              PREFERRED BENEFICIARY

Apexx Technology, Inc.                 eSoft, Inc.



By: /s/ Tom Loutzenheiser              By: /s/ Jeffrey Finn
   ----------------------------           --------------------------------
Name:  Tom Loutzenheiser               Name:  Jeffrey Finn
Title: President                       Title: President
Date:  January 25, 1999                Date:  January 25, 1999

                                   EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name:      Apexx Technology, Inc.
Account Number
               ----------------------------------------------------------------
Product Name                                    Version
            -----------------------------------         -----------------------
(Product Name will appear on Account History report)


DEPOSIT MATERIAL DESCRIPTION:

Quantity       Media Type & Size                     Label Description of Each Separate Item
                                             (Please use other side if additional space is needed)
_______        Disk 3.5" or ____

_______        DAT tape ____ mm

_______        CD-ROM

_______        Data cartridge tape ____

_______        TK 70 or ____ tape

_______        Magnetic tape ____

_______        Documentation

_______        Other ______________________


PRODUCT DESCRIPTION:

Operating System
                --------------------------------------------------------------
Hardware Platform
                 -------------------------------------------------------------

DEPOSIT COPYING INFORMATION:

Is the media encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name                              Version
                    -----------------------------        ----------------------
Hardware required
                 --------------------------------------------------------------
Software required
                 --------------------------------------------------------------

I certify for Depositor that the above described DSI has inspected and accepted the above Deposit Materials have been transmitted to DSI: materials (any exceptions are noted above):

Signature                                Signature
         ------------------------------           -----------------------------
Print Name                               Print Name
          -----------------------------            ----------------------------
Date                                     Date Accepted
    -----------------------------------               -------------------------
                                         Exhibit B#
                                                   ----------------------------

               Send materials to: DSI, 9555 Chesapeake Dr. #200,
                                  San Diego, CA 92123           (619) 694-1900


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                                   EXHIBIT C


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                               DESIGNATED CONTACT

                     Account Number _______________________


Notices, Deposit Material returns and
communications to Depositor should be
addressed to:                             Invoices to Depositor should
                                          be addressed to:

Company Name:  Apexx Technology, Inc.     Apexx Technology, Inc.
Address:       506 South 11th Street      506 South 11th Street
               Boise, Idaho 83702         Boise, Idaho 83702

Designated Contact:  Tom Loutzenheiser    Attn:  Tom Loutzenheiser
Telephone:           (208) 336-9400       (208) 336-9400
Facsimile:           (208) 336-9445

Notices and communications to             Invoices to Preferred Beneficiary
Preferred Beneficiary should be           should be addressed to:
addressed to:

Company Name:  eSoft, Inc.                eSoft, Inc.
Address:       5334-C Sterling Drive      5334-C Sterling Drive
               Boulder, CO 80301          Boulder, CO 80301

Designated Contact:  Jeffrey Finn         Attn:  Jeffrey Finn
Telephone:           (303) 444-1600       (303) 444-1600
Facsimile:           (303) 444-1640

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and          Invoice inquiries and fee remittances
notices to DSI should be                  to DSI should be addressed to:
addressed to:

DSI                                       DSI
Contract Administration                   Accounts Receivable
Suite 200                                 Suite 1450
9555 Chesapeake Drive                     425 California Street
San Diego, CA 92123                       San Francisco, CA 94104

Telephone:  (619) 694-1900                (415) 398-7900
Facsimile:  (619) 694-1919                (415) 398-7914



Date:
     ----------------------------------------